Exhibit 5.1
One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

January 25, 2013

BG Medicine, Inc.

610 Lincoln Street North

Waltham, MA 02451

Ladies and Gentlemen:

We have acted as legal counsel to BG Medicine, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated January 25, 2013 (the “Prospectus Supplement”), to a Registration Statement (No. 333-181699) on Form S-3 (the “Registration Statement”), filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement relates to the sale of an aggregate of 6,900,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), including 900,000 shares subject to the underwriter’s over-allotment option, to Lazard Capital Markets LLC (“Lazard”), as the underwriter of the sale of the Shares, pursuant to an Underwriting Agreement dated January 25, 2013 between the Company and Lazard (the “Underwriting Agreement”). The Underwriting Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation and Restated Bylaws, each as currently in effect, the Registration Statement and the exhibits thereto, the Prospectus Supplement and the Underwriting Agreement and such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON | WASHINGTON | NEW YORK | STAMFORD | LOS ANGELES | SAN FRANCISCO | SAN DIEGO | LONDON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

January 25, 2013

respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the Underwriting Agreement and the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to a Current Report on Form 8-K and the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the Prospectus Supplement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris,

Glovsky and Popeo, P.C.